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                                                   Exhibit 21.1

               SUBSIDIARIES OF LEAP WIRELESS INTERNATIONAL, INC.

Name                                            Jurisdiction of Formation
--------------------------                      -------------------------

QUALCOMM Telecommunications Limited             Isle of Man
Orrengrove Investments Limited                  Cyprus
Transworld Telecommunications(Bermuda) Ltd.     Bermuda
Transworld Telecommunications,Inc.              Delaware
Inversiones Leap Wireless Chile S.A.            Chile
Smartcom S.A.                                   Chile
Leap PCS Mexico,Inc.                            California
Leap Wireless Mexico, S.A. de C.V.              Mexico
Pegaso Telecommunicaciones, S.A. de C.V.        Mexico
Pegaso PCS, S.A. de C.V.                        Mexico
Pegaso Recursos Humanos, S.A. de C.V.           Mexico
Chase Telecommunications,Inc.                   Delaware
ChaseTel Licensee Corp.                         Delaware
Cricket Holdings(American)Inc.                  Delaware
ChaseTel Real Estate Holding Company,Inc.       Tennessee
Cricket Communications Holdings,Inc.            Delaware
Cricket Communications,Inc.                     Delaware
Cricket Licensee(Denver)Inc.                    Delaware
Cricket Licensee(Albany)Inc.                    Delaware
Cricket Licensee(Buffalo)Inc.                   Delaware
Cricket Licensee(Columbus)Inc.                  Delaware
Cricket Licensee(Lakeland)Inc.                  Delaware
Cricket Licensee(Macon)Inc.                     Delaware
Cricket Licensee(North Carolina)Inc.            Delaware
Cricket Licensee(Pittsburg)Inc.                 Delaware
Cricket Licensee(Reauction),Inc.                Delaware
Cricket Holdings Dayton,Inc.                    Delaware
Cricket Arizona Property Company                Delaware
Cricket Arkansas Property Company               Delaware
Cricket Colorado Property Company               Delaware
Cricket Georgia Property Company                Delaware
Cricket Kansas Property Company                 Delaware
Cricket New Mexico Property Company             Delaware
Cricket Nevada Property Company                 Delaware
Cricket North Carolina Property Company         Delaware
Cricket Oklahoma Property Company               Delaware
Cricket Pennsylvania Property Company           Delaware
Cricket Utah Property Company                   Delaware
Cricket Washington Property Company             Delaware